Exhibit 4.2

EXECUTION VERSION

TRUST SUPPLEMENT No. 2012-3C-S

Dated as of December 27, 2012

between

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee,

and

CONTINENTAL AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT
Dated as of October 3, 2012

$425,000,000

Continental Airlines Pass Through Trust 2012-3C-S
6.125% Continental Airlines
Pass Through Certificates,
Series 2012-3C-S

TABLE OF CONTENTS

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Section 9.03. Execution in Counterparts	24
Section 9.04. Intention of Parties	24

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This Trust Supplement No. 2012-3C-S, dated as of December 27, 2012 (herein called the “Trust Supplement”), between Continental Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of October 3, 2012, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, under the terms of two series of Continental Airlines pass through certificates previously issued and designated Series 2012-1 (the “Series 2012-1”) and Series 2012-2 (the “Series 2012-2” and, together with the Series 2012-1, the “Prior Series”), the Company is entitled to sell Series C Equipment Notes secured by aircraft financed under each Prior Series;

WHEREAS, the Company has purchased the 26 aircraft listed on Schedule I to the Related Pass Through Trust Supplement (the “Owned Aircraft”) prior to the date of this Trust Supplement (the “Issuance Date”) utilizing the proceeds of the sale of secured equipment notes acquired by the pass through trustees under the Prior Series;

WHEREAS, the Company has obtained commitments from Boeing for the delivery of 14 Boeing 737-924ER aircraft and three Boeing 787-8 aircraft listed in Schedule II to the Related Pass Through Trust Supplement (collectively, the “Eligible Aircraft”);

WHEREAS, as of the Transfer Date (as defined below), the Company will have financed the purchase price of each Boeing 737-924 aircraft and two of the three Boeing 787-8 aircraft included in the Eligible Aircraft (all such Eligible Aircraft to be financed, the “New Aircraft” and, together with the Owned Aircraft, the “Applicable Aircraft”);

WHEREAS, as of the Transfer Date, in the case of each Applicable Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, Equipment Notes, including Series C Equipment Notes;

WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee’s right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement (as defined below);

WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the Continental Airlines Pass Through Trust 2012-3C-S (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and each Holder of Applicable Certificates

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outstanding as of the Transfer Date, as the grantors of the Applicable Trust, by their respective acceptances of such Applicable Certificates, will join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Applicable Certificates (as defined below) deemed issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Applicable Certificates to which an Escrow Receipt (as defined below) has been affixed;

WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I
THE CERTIFICATES

Section 1.01.  The Certificates.  The Applicable Certificates shall be known as “Continental Airlines Pass Through Certificates, Series 2012-3C-S”.  Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby.  The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a)           The aggregate face amount of the Applicable Certificates that shall be initially deemed issued under the Agreement shall be equal to the aggregate principal amount of “Outstanding” pass through certificates representing fractional undivided interests in the Related Trust on the Transfer Date.  Subject to the preceding sentence and Section 5.01 of this Trust Supplement and except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.05 and 3.06 of the Basic Agreement and Sections 8.03 and 8.04 of this Trust Supplement, no Applicable Certificates shall be authenticated under the Agreement.

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(b)           The Regular Distribution Dates with respect to any distribution of Scheduled Payments means April 29 and October 29 of each year, commencing on April 29, 2013, until distribution of all of the Scheduled Payments to be made under the Series C Equipment Notes has been made.

(c)           The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d)           At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate.  In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt.  Prior to the Final Distribution, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged.  By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(e)           (i)           The Applicable Certificates shall be in the form attached as Exhibit A to the Related Pass Through Trust Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or the Agreement, as the case may be, or as the Trustee may deem appropriate, to reflect the fact that the Applicable Certificates are being issued under the Agreement as opposed to under the Related Pass Through Trust Agreement.  Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (ii) the purchase and holding of such Applicable Certificate or an interest therein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

(ii)          The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Applicable Trust and the Clearing Agency attached as Exhibit B to the Related Pass Through Trust Supplement.

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(f)           The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(g)           The Applicable Certificates are subject to the Intercreditor Agreements, the Deposit Agreement and the Escrow Agreement.

(h)           The Applicable Certificates are not entitled to the benefits of a liquidity facility.

(i)           The Responsible Party is the Company.

(j)           The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(k)           The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(l)           The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II
DEFINITIONS

Section 2.01.  Definitions.  For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement:  Means the Basic Agreement, as supplemented by this Trust Supplement.

Aircraft:  Means each of the Applicable Aircraft (or Substitute Aircraft or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Series C Equipment Notes).

Aircraft Purchase Agreement:  Has the meaning specified in the NPA.

Applicable Aircraft:  Has the meaning specified in the recitals hereto.

Applicable Certificate:  Means any of the “Applicable Certificates” issued by the Related Trust and that are “Outstanding” (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the “Transfer Date Certificates”) and any Certificate issued in exchange therefor or replacement thereof pursuant to the Agreement.

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Applicable Certificateholder:  Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust:  Has the meaning specified in the recitals hereto.

Assignment and Assumption Agreement:  Means the assignment and assumption agreement substantially in the form of Exhibit C to the Related Pass Through Trust Supplement executed and delivered in accordance with Section 7.01 of the Related Pass Through Trust Supplement.

Basic Agreement:  Has the meaning specified in the first paragraph of this Trust Supplement.

Boeing:  Means The Boeing Company.

Business Day:  Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Chicago, Illinois, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, any Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate:  Has the meaning specified in the applicable Intercreditor Agreement.

Certificate Buyout Event: Means, in the case of a Prior Series, that a Continental Bankruptcy Event has occurred and is continuing and the following events have occurred:  (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Continental has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures with respect to such Prior Series or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures with respect to such Prior Series in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Continental shall have abandoned any Aircraft subject to an Indenture with respect to such Prior Series.

Class:  Has the meaning specified in the applicable Intercreditor Agreement.

Closing Notice:  Has the meaning specified in the NPA.

Company:  Has the meaning specified in the first paragraph of this Trust Supplement.

Continental Bankruptcy Event: Has the meaning specified in the applicable Intercreditor Agreement.

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Controlling Party:  Has the meaning specified in the applicable Intercreditor Agreement.

Cut-off Date:  Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

Delivery Period Termination Date:  Has the meaning specified in the Related Pass Through Trust Supplement.

Deposit Agreement:  Means the Deposit Agreement dated as of December 27, 2012 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Depositary:  Means Natixis S.A., a French société anonyme, acting through its New York Branch.

Deposits:  Has the meaning specified in the Deposit Agreement.

Distribution Date:  Means any Regular Distribution Date or Special Distribution Date as the context requires.

Eligible Aircraft:  Has the meaning specified in the recitals hereto.

Equipment Notes: Means all of the equipment notes issued under the Indentures.

Escrow Agent:  Means, initially, U.S. Bank National Association and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement:  Means the Escrow and Paying Agent Agreement dated as of December 27, 2012 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent:  Means the Person acting as paying agent under the Escrow Agreement.

Escrow Receipt:  Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

Final Distribution: Has the meaning specified in the Escrow Agreement.

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Final Maturity Date:  Means April 29, 2018.

Final Withdrawal:  Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date:  Has the meaning specified in the Escrow Agreement.

Indenture:  Means each “Indenture” as defined in the Intercreditor Agreement for any Prior Series.

Intercreditor Agreement:  Means, for each Prior Series, the Intercreditor Agreement for such Prior Series as listed on Schedule III to the NPA, as amended by the Intercreditor Agreement Amendment applicable to such Prior Series, as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

Intercreditor Agreement Amendment:  Means, for each Prior Series, the Amendment No. 1 to the Intercreditor Agreement for such Prior Series dated as of the Issuance Date among the Company, the Related Trustee (and after the Transfer Date, the Trustee) and the subordination agent for such Prior Series, providing for, among other things, the Trustee to become a party to such Intercreditor Agreement.

Investors:  Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Issuance Date: Has the meaning specified in the recitals hereto.

Make-Whole Amount:  Has the meaning specified in any Indenture.

New Aircraft: Has the meaning specified in the recitals hereto.

Note Documents:  Means the Series C Equipment Notes and, with respect to any such Series C Equipment Note, the Indenture and the Participation Agreement relating to such Series C Equipment Note.

NPA:  Means the Note Purchase Agreement dated as of December 27, 2012 among the Related Trustee (and after the Transfer Date, the Trustee), the Company, the Escrow Agent, the Escrow Paying Agent and the subordination agent under each of the Intercreditor Agreements, providing for, among other things, the purchase of Series C Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Other Agreement:  Means the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

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Other Trustees:  Means the trustees under the Other Agreements, if any, and any successor or other trustee appointed as provided therein.

Other Trusts:  Means a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Outstanding:  When used with respect to Applicable Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Applicable Certificates theretofore authenticated and delivered under the Agreement, in each case except:

(i)   Applicable Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

(ii)   Applicable Certificates for which money in the full amount required to make the final distribution with respect to such Applicable Certificates pursuant to Section 11.01 of the Basic Agreement has been theretofore deposited with the Trustee in trust for the Applicable Certificateholders as provided in Section 4.01 of the Basic Agreement pending distribution of such money to such Applicable Certificateholders pursuant to payment of such final distribution; and

(iii)   Applicable Certificates in exchange for or in lieu of which other Applicable Certificates have been authenticated and delivered pursuant to the Agreement.

Owned Aircraft: Has the meaning specified in the recitals hereto.

Owned Aircraft Indenture: Has the meaning specified in the NPA.

PA Amendment: Has the meaning specified in the NPA.

Participation Agreement:  Has the meaning specified in the NPA.

Pool Balance:  Means, as of any date, (i) the original aggregate face amount of the “Applicable Certificates” as defined in the Related Pass Through Trust Agreement, less (ii) the aggregate amount of all payments made as of such date in respect of such Certificates, the Applicable Certificates (as defined in the Related Pass Through Trust Agreement) or the Deposits, other than payments made in respect of interest or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith.  The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C Equipment Notes, or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor:  Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original

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aggregate face amount of the “Applicable Certificates” as defined in the Related Pass Through Trust Agreement.  The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series C Equipment Notes, or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Prior Issuance Date: Has the meaning specified in the NPA.

Prior Series: Has the meaning specified in the recitals hereto.

Prospectus Supplement:  Means the final Prospectus Supplement dated December 12, 2012 relating to the offering of the Applicable Certificates.

QIB:  Means a qualified institutional buyer as defined in Rule 144A.

Ratings Confirmation:  Has the meaning specified in the applicable Intercreditor Agreement.

Register:  Has the meaning specified in Section 8.03 of this Trust Supplement.

Registrar:  Has the meaning specified in Section 8.03 of this Trust Supplement.

Related Other Pass Through Trust Agreements:  Means the “Other Agreements” as defined in the Related Pass Through Trust Agreement.

Related Other Trustees:  Means the “Other Trustees” as defined in the Related Pass Through Trust Agreement.

Related Other Trusts:  Means the “Other Trusts” as defined in the Related Pass Through Trust Agreement.
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Related Pass Through Trust Agreement:  Means the Basic Agreement as supplemented by the Related Pass Through Trust Supplement.

Related Pass Through Trust Supplement:  Means the Trust Supplement No. 2012-3C-O dated as of the date hereof, relating to the Continental Airlines Pass Through Trust 2012-3C-O and entered into by the Company and the Related Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Related Trust:  Means the Continental Pass Through Trust 2012-3C-O, formed under the Related Pass Through Trust Agreement.

Related Trustee:  Means the trustee under the Related Pass Through Trust Agreement.

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Restrictive Legend:  Has the meaning specified in Section 8.01 of this Trust Supplement.

Rule 144A:  Means Rule 144A under the Securities Act of 1933, as amended, and any successor rule thereto.

Scheduled Payment: Means, with respect to any Series C Equipment Note, any payment of principal or interest on such Series C Equipment Note (other than any such payment which is not in fact received by the Trustee or the applicable Subordination Agent within five days of the date on which such payment is scheduled to be made), which payment in any such case represents the installment of principal on such Series C Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Series C Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or purchase of any Series C Equipment Note shall not constitute a Scheduled Payment.

Senior Certificates:  Has the meaning specified in Section 4.01(a) of this Trust Supplement.

Senior Trust Agreements: Has the meaning specified in Section 4.01(a) of this Trust Supplement.

Series 2012-1:  Has the meaning specified in the recitals hereto.

Series 2012-2:  Has the meaning specified in the recitals hereto.

Series C Equipment Notes:  Has the meaning specified in the NPA.

Special Payment:  Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

Subordination Agent: Has the meaning specified in the applicable Intercreditor Agreement

Substitute Aircraft:  Has the meaning specified in the NPA.

Transfer Date:  Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

Transfer Date Certificates:  Has the meaning specified in the definition of “Applicable Certificates”.

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Triggering Event:  Means a “Triggering Event” as defined in the Intercreditor Agreement for Series 2012-2.

Trust Property:  Means (i) subject to the applicable Intercreditor Agreement, the Series C Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account, and the Special Payments Account and, subject to the applicable Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Series C Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreements, the Escrow Agreement and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreements, provided that rights with respect to the Deposits or under the Escrow Agreement will not constitute Trust Property.

Trust Supplement:  Has the meaning specified in the first paragraph of this trust supplement.

Trustee:  Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters:  Means, collectively, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

Underwriting Agreement:  Means the Underwriting Agreement dated December 12, 2012 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE III
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01.  Statements to Applicable Certificateholders.  (a)  On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement).  Such statement shall (x) include a statement substantially as follows: “Holders of Class C Certificates are reminded that Class C Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding” and (y) set

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forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i)           the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

(ii)           the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii)           the amount of such distribution under the Agreement allocable to interest;

(iv)           the amount of such distribution under the Escrow Agreement allocable to interest;

(v)           the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi)           the Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b)           Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns.  Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c)           Promptly following the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Series C Equipment Notes held in

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the Applicable Trust, or any Final Withdrawal, the Trustee (if the Related Trustee has not already done so) shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date and (y) the related Pool Factors for such Regular Distribution Dates.  With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Transfer Date, the Trustee (if the Related Trustee has not already done so) will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the “Applicable Certificates” (as defined in the Related Pass Through Trust Agreement) on the Delivery Period Termination Date.  The Trustee (if the Related Trustee has not already done so) will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(d)           The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(e)           This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02.  Special Payments Account.  (a)  The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement.  The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement.  On each day when one or more Special Payments are made to the Trustee under an Intercreditor Agreement applicable to a Prior Series, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b)           This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03.  Distributions from Special Payments Account.  (a)  On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the applicable Intercreditor Agreement applicable to such Prior Series) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement.  There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with

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respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b)           The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register.  In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase.  In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter.  Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i)           the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

(ii)           the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest,

(iii)           the reason for the Special Payment, and

(iv)           if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of a Series C Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

If any redemption of the Series C Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each  Applicable Certificateholder at its address as it appears on the Register.

(b)           This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04.  Limitation of Liability for Payments.  Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “, the Loan Trustees, the Owner Trustees or the Owner Participants” in the second sentence thereof and adding the words “or Loan Trustees”.

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ARTICLE IV
DEFAULT

Section 4.01.  Purchase Rights of Certificateholders.  (a) At any time after the occurrence and during the continuation of a Certificate Buyout Event under a Prior Series, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire (i) in the case of the Series 2012-1, upon any purchase of the Class A Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series and (ii) in the case of the Series 2012-2, upon any purchase of Class A Certificates issued under such Prior Series pursuant to the Class B Trust Agreement with respect to such Prior Series) to purchase, for the purchase prices set forth (I) in the case of the Series 2012-1, the Class A Trust Agreement and the Class B Trust Agreement with respect to such Prior Series or (II) in the case of the Series 2012-2, the Class A Trust Agreement and the Class B Trust Agreement with respect to such Prior Series (in each case with respect to such Prior Series, the “Senior Trust Agreements”), respectively, all, but not less than all (X) in the case of the Series 2012-1, of the Class A Certificates and the Class B Certificates issued under such Prior Series or (Y) in the case of the Series 2012-2, of the Class A Certificates and the Class B Certificates issued under such Prior Series (in each case with respect to such Prior Series, the “Senior Certificates”) upon 15 days’ written notice to the trustees under each of the Senior Trust Agreements with respect to such Prior Series and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Senior Certificates with respect to such Prior Series pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Senior Certificates with respect to such Prior Series pursuant to this Section 4.01(a).

As used in this Section 4.01 and elsewhere in this Trust Supplement with respect to any Prior Series, the terms “Class A Certificate”, “Class A Trust Agreement”, “Class B Certificate”, “Class B Trust Agreement”, “Refinancing Certificates”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement for such Prior Series.

(b)           This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02.  Amendment of Section 6.05 of the Basic Agreement.  Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the

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phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE V
THE TRUSTEE

Section 5.01.  Acquisition of Trust Property.  (a)  The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption Agreement on the date specified in Section 7.01 of the Related Pass Through Trust Supplement, subject only to the satisfaction of the conditions set forth in said Section 7.01.  The Agreement (except only for this sentence and the immediately preceding sentence hereof, which are effective upon execution and delivery hereof) shall become effective upon the execution and delivery of the Assignment and Assumption Agreement by the Trustee and the Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms.  Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Applicable Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the “Outstanding” (as defined in the Related Pass Through Trust Agreement) pass through certificates representing fractional undivided interests in the Related Trust shall be deemed for all purposes of the Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided Interests in the Applicable Trust and Trust Property.  By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement.  The provisions of this Section 5.01(a) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes or Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(b)              The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Applicable Certificateholders, upon the trusts herein and in the Basic Agreement set forth.  By the acceptance of each Applicable Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under the Agreement, each Holder of any such Applicable Certificate as grantor of the Applicable Trust thereby joins in the creation and declaration of the Applicable Trust.  The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02.  [Intentionally Omitted]

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Section 5.03.  The Trustee.  (a)  Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, each Intercreditor Agreement Amendment, each PA Amendment, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)           Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04.  Representations and Warranties of the Trustee.  The Trustee hereby represents and warrants, on the Transfer Date, that:

(a)           the Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is a party and to perform the Intercreditor Agreements and has taken all necessary action to authorize such receipt, assumption and performance by it of this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is a party and the performance by it of the Intercreditor Agreements;

(b)           the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is a party and the performance by the Trustee of the Intercreditor Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party,

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which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)           the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is a party and the performance by the Trustee of the Intercreditor Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)           the Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Trust Supplement, the Intercreditor Agreements, the Intercreditor Agreement Amendments, the Escrow Agreement, the NPA and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05.  Trustee Liens.  The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreements or the NPA.

ARTICLE VI
ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01.  Amendment of Section 5.02 of the Basic Agreement.  Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 6.02.  Supplemental Agreements Without Consent of Applicable Certificateholders.  Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the

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Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i)           enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement” shall also be deemed to refer to “any Intercreditor Agreement, the Escrow Agreement, the NPA or the Deposit Agreement”, and

(ii)           enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(c) of the applicable Intercreditor Agreement.

Section 6.03.  Supplemental Agreements with Consent of Applicable Certificateholders.  Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that (a) the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits, (b) the reference in clause (2) of such Section 9.02 to “this Agreement” shall also be deemed to refer to “this Agreement and the related Intercreditor Agreement” and (c) the reference in clause (3) of such Section 9.02 to “the Intercreditor Agreement” shall be deemed to refer to “any Intercreditor Agreement”.

Section 6.04.  Consent of Holders of Certificates Issued under Other Trusts.  Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto

ARTICLE VII
TERMINATION OF TRUST

Section 7.01.  Termination of the Applicable Trust.  (a)  The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of

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all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified.  The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders.  Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto.  No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice.  In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b)           The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE VIII
TRANSFER OF THE APPLICABLE CERTIFICATES

Section 8.01.  Restrictive Legends. All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restrictive Legend”):

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED

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INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE.  TRUST SUPPLEMENT NO. 2012-3C-O TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 8.02.  Amendment of Section 3.04 of the Basic Agreement.  Sections 8.03 and 8.04 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement, with respect to the Applicable Trust.

Section 8.03.  Transfer and Exchange.  The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided.  The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under the Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Applicable Certificate at the Corporate Trust Office or such other office or agency with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.  No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is

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registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary.  Furthermore, DTC shall, by acceptance of an Applicable Certificate, agree that transfers of beneficial interests in such Applicable Certificate may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in an Applicable Certificate shall be required to be reflected in a book-entry. Whenever any Applicable Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Applicable Certificates that the Applicable Certificateholder making the exchange is entitled to receive.  Every Applicable Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Applicable Certificateholder thereof or its attorney duly authorized in writing.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 8.04 shall have been satisfied is submitted to them.  Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Applicable Certificate, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request.  No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates.  All Applicable Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

Section 8.04.  Special Transfer Provisions.

(a)           Transfers Limited to QIBs.  If an Applicable Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Applicable Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to, and any such account is a QIB within the meaning of Rule 144A.

(b)           Restrictive Legend.  Upon the transfer, exchange or replacement of Applicable Certificates, the Registrar shall deliver only Applicable Certificates that bear the Restrictive Legend.

(c)           General.  By acceptance of any Applicable Certificate, each Holder of such Applicable Certificate will be deemed to:

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(i)           Represent that it is accepting such Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii)          Agree that any sale or other transfer by it of any Applicable Certificate will only be made to a QIB;

(iii)         Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers Applicable Certificates notice of these restrictions on transfer of the Applicable Certificates;

(iv)         Agree that no registration of the transfer of an Applicable Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Applicable Certificate in which it states that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v)           Understand that the Applicable Certificates will bear a legend substantially to the effect of the Restrictive Legend;

(vi)          Acknowledge that the Company, the Trustee, the Underwriters and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Applicable Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters.  If it is acquiring any Applicable Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii)         Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Applicable Certificates as well as to registered holders of Applicable Certificates; and

(viii)        Acknowledge that the Trustee will not be required to accept for registration of transfer any Applicable Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 8.04.  The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

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ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01.  Basic Agreement Ratified.  Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.  All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 9.02.  GOVERNING LAW.  THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THIS SECTION 9.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 9.03.  Execution in Counterparts.  This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.04.  Intention of Parties.  The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership.  Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes.  The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

CONTINENTAL AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President Finance and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Banking Officer

[Trust Supplement No. 2012-3C-S Signature Page]